Exhibit 99.1

For release:  May 10, 2017

Contact: John K. Lines, SVP, General Counsel

Phone: (615) 890-2020

NHC Reports First Quarter Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE MKT:  NHC), the nation's oldest publicly traded senior and post-acute health care company, today announced net operating revenues for the three months ended March 31, 2017 totaled $239,243,000 compared to $229,588,000 for the same three months of 2016, an increase of 4.2%.  For the three months ended March 31, 2017, net income attributable to NHC was $12,728,000 compared to $13,699,000 for the quarter ended March 31, 2016.  Excluding the operating losses from the two newly constructed skilled nursing facilities and two assisted living facilities placed in service less than twelve months ago, net income attributable to NHC for the quarter ended March 31, 2017 would have been $13,799,000, which is an increase of 1.9% over the same three month period in 2016.

Net income attributable to NHC was $0.84 per common share basic for the quarter ended March 31, 2017 compared to $0.92 per common share basic for the quarter ended March 31 2016.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following:  liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries, the ability of third parties for whom we have guaranteed debt to refinance certain short term debt obligations; and other factors referenced or incorporated by reference in the S.E.C. filings.  The risks included here are not exhaustive.  All forward-looking statements represent NHC’s best judgment as of the date of this release.

About NHC

NHC affiliates operate for themselves and third parties 76 long-term health care centers with 9,597 beds.  NHC affiliates also operate 36 homecare programs, five independent living centers and 24 assisted living communities.  NHC’s other services include Alzheimer’s units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties. Other information about the company can be found on our website at www.nhccare.com.  The reference to our website is not intended to incorporate our website into this press release.

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Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31
	2017	2016
Revenues:	(unaudited)
Net patient revenues	$ 227,959	$ 218,106
Other revenues	11,284	11,482
Net operating revenues	239,243	229,588

Costs and Expenses:
Salaries, wages and benefits	138,055	130,020
Other operating	63,883	61,309
Facility rent	10,088	10,327
Depreciation and amortization	10,295	9,354
Interest	1,058	954
Total costs and expenses	223,379	211,964

Income Before Non-Operating Income	15,864	17,624
Non-Operating Income	4,768	4,773

Income Before Income Taxes	20,632	22,397
Income Tax Provision	(7,999)	(8,698)
Net Income	12,633	13,699
Add: Net loss attributable to noncontrolling interest	(95)	-

Net Income Attributable to National HealthCare Corporation	$ 12,728	$ 13,699

Earnings Per Common Share
Basic	0.84	$ 0.92
Diluted	0.84	$ 0.91

Weighted average common shares outstanding
Basic	15,173,491	14,916,905
Diluted	15,212,133	15,135,446

Dividends declared per common share	$ 0.45	$ 0.40

Balance Sheet Data
(in thousands)	March 31	Dec. 31
	2017	2016
Cash and marketable securities	$ 183,437	$ 164,348
Restricted cash and marketable securities	169,552	188,958
Current assets	304,450	290,857
Property and equipment, net	557,395	559,624
Total assets	1,078,976	1,087,447
Current liabilities	132,062	150,928
Long-term debt	120,000	120,000
NHC Stockholders' equity	675,850	669,611

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Selected Operating Statistics
(unaudited)
	Three Months Ended
	March 31
	2017	2016
Per Diems:
Medicare	$ 462.38	$ 445.03
Managed Care	411.78	404.12
Medicaid	177.05	173.78
Private Pay and Other	231.65	222.60

Average Per Diem	$ 264.37	$ 255.82

Patient Days:
Medicare	123,896	124,692
Managed Care	59,618	55,669
Medicaid	315,288	317,461
Private Pay and Other	176,875	174,609
	675,677	672,431

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